Exhibit 4.2
                                                                    -----------

                               JOINDER AGREEMENT

         JOINDER AGREEMENT, dated as of August 17, 2005, among ACCO Brands Corporation (f/k/a ACCO World Corporation), a Delaware corporation (the "Company"), the Guarantors (as defined in the Registration Rights Agreement, as defined below, and, together with the Company, the "Joinder Parties") and the Representatives (as defined in the Registration Rights Agreement), in connection with the ACCO Assumption (as defined the registration rights agreement dated August 5, 2005, as amended from time to time, among ACCO Finance I, Inc., a Delaware corporation ("ACCO Finance"), and the Initial Purchasers named therein (the "Registration Rights Agreement"). Capitalized terms used but not otherwise defined herein shall have the corresponding meanings assigned to them in the Registration Rights Agreement.

         WHEREAS, ACCO Finance and the Initial Purchasers have heretofore executed and delivered the Registration Rights Agreement; and

         WHEREAS, pursuant to the terms of the escrow agreement, dated as of August 5, 2005, among ACCO Finance, the Company, Wachovia Bank, National Association and Citbank, N.A., Agency & Trust as a condition to the release of the proceeds from the sale of the Notes, each of the Company and the Guarantors is required to become a party to the Registration Rights Agreement.

         NOW, THEREFORE, the undersigned hereby agree for the benefit of the Holders, as follows:

         1. Each of the Joinder Parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it has requested in connection with entering into this joinder agreement (the "Joinder"), and acknowledges and agrees, as indicated by its signature below, to (i) join and become a party to the Registration Rights Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to it under the Registration Rights Agreement as if made by, and with respect to, such signatory hereto; and (iii) perform all obligations and duties required of it pursuant to the Registration Rights Agreement.

         2. Each of the Joinder Parties hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Joinder and that when this Joinder is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a preceding in equity or at law) and an implied covenant of good faith and fair dealing.

         3. This Joinder may be signed in one or more counterparts (which maybe delivered in original form or telecopier), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

         4. No amendment or waiver of any provision of this Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

         5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS JOINDER. EACH JOINDER PARTY AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST A JOINDER PARTY BROUGHT BY ANY HOLDER OR INITIAL PURCHASER, THE DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES AND AGENTS OF ANY HOLDER OR INITIAL PURCHASER, OR BY ANY PERSON WHO CONTROLS ANY HOLDER OR INITIAL PURCHASER, ARISING OUT OF OR BASED UPON THIS JOINDER MAY BE INSTITUTED IN ANY STATE OR U.S. FEDERAL COURT IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUIT, ACTION OR PROCEEDING.



                           [Signature page follows.]

         IN WITNESS WHEREOF, the undersigned have executed this agreement this 17th day of August 2005.

                                        ACCO BRANDS CORPORATION



                                        By: /s/ David D. Campbell
                                           ------------------------------
                                           Name:   David D. Campbell
                                           Title:  Chief Executive Officer

                                        ACCO BRANDS USA LLC
                                        BOONE INTERNATIONAL, INC.
                                        DAY-TIMERS, INC.
                                        POLYBLEND CORPORATION
                                        SWINGLINE INC.
                                        ACCO BRANDS INTERNATIONAL, INC.
                                        ACCO EUROPE FINANCE HOLDINGS, LLC
                                        ACCO EUROPE INTERNATIONAL HOLDINGS, LLC
                                        ACCO INTERNATIONAL HOLDINGS, INC.
                                        GENERAL BINDING CORPORATION
                                        GBC INTERNATIONAL, INC.
                                        VELOBIND, INCORPORATED



                                        By: /s/ Steven Rubin
                                           ------------------------------
                                            Name:   Steven Rubin
                                            Title:  Secretary

The foregoing Joinder is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.


By:  /s/ Barbara R. Matas
    ----------------------------
     Name:  Barbara R. Matas
     Title:  Managing Director

     For itself and the other Initial Purchasers.


Goldman, Sachs & Co.


By:   /s/ Goldman, Sachs & Co.
    ----------------------------
         (Goldman, Sachs & Co.)

    For itself and the other Initial Purchasers